EXHIBIT 1.01.1

Federal-Mogul Holdings Corporation
Conflict Minerals Report

This conflict minerals report (“Conflict Minerals Report” or “CMR”) is presented in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the year ended December 31, 2015. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.
In accordance with SEC guidance, this CMR is not audited.

1.	COMPANY OVERVIEW

The Company

Federal-Mogul is a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction and safety systems. Federal-Mogul serves the world’s foremost original equipment manufacturers (“OEM”) and servicers (“OES”) (collectively “OE”) of automotive, light, medium and heavy-duty commercial vehicles, off-road, agricultural, marine, rail, aerospace, power generation and industrial equipment, as well as the worldwide aftermarket. The Company seeks to participate in both of these markets by leveraging our original equipment product engineering and development capability, manufacturing know-how, and expertise in managing a broad and deep range of replacement parts to service the aftermarket. Federal-Mogul believes that it is uniquely positioned to effectively manage the life cycle of a broad range of products to a diverse customer base. The Company is a leading technology supplier and a market share leader in several product categories. As of December 31, 2015, Federal-Mogul had current OEM products included on more than 300 global vehicle platforms and more than 700 global powertrains used in light, medium, and heavy-duty vehicles. Furthermore, the Company offers premium brands, OE replacement, and entry/mid-level products for a variety aftermarket customers world-wide. This broad range of vehicle and powertrain applications reinforces the Company’s belief in its unique market position.

Federal-Mogul operates with two end-customer focused business segments. The Powertrain segment focuses on original equipment powertrain products for automotive, heavy duty, and industrial applications. The Motorparts segment sells and distributes a broad portfolio of products in the global aftermarket including more than 20 globally-recognized brands. The Motorparts segment also serves original equipment manufacturers with products including braking, wipers, and a limited range of chassis. This organizational model allows for a strong product line focus benefitting both original equipment and aftermarket customers and enables Federal-Mogul to be responsive to customers’ needs for superior products and to promote greater identification with our premium brands. Additionally, this organizational model enhances our management’s ability to capitalize on opportunities for organic or acquisition growth, profit improvement, capital allocation, and business model optimization in line with the unique requirements of the two different customer bases and business models.

Powertrain offers its customers a diverse array of market-leading products for OE applications, including pistons, piston rings, piston pins, cylinder liners, engine valves, valve seats and guides, ignition products, dynamic seals, bonded piston seals, combustion and exhaust gaskets, static gaskets and seals, rigid heat shields, engine bearings, industrial bearings, bushings and washers, element resistant systems protection sleeving products, acoustic shielding, and flexible heat shields. Motorparts offers powertrain products, typically manufactured by Powertrain, and is also a leading global manufacturer and distributor of brake disc pads, brake linings, brake blocks, brake system components, chassis and driveline products, engine gaskets and seals, wipers, lighting, and other product lines to OE and aftermarket customers. Motorparts markets its products under more than 20 globally recognized brands through a global distribution network.

Federal-Mogul has manufacturing facilities, technical centers, distribution centers, and warehouses in 25 countries. Accordingly, the Company’s reporting segments derive sales from both domestic and international markets.

Supply Chain

Federal-Mogul’s highly engineered products are manufactured from a variety of raw materials and incorporate subcomponents which are distributed through a global supply chain. The Company has relationships with a considerable network of suppliers throughout the world and has found that the majority of its suppliers are three tiers or more removed from smelter and refiner operations. Therefore, Federal-Mogul must rely on its direct suppliers to work with their upstream suppliers in order to provide information on the origin of 3TG contained in components and materials supplied to Federal-Mogul. Federal-Mogul has incorporated disclosure requirements with respect to conflict minerals in its Restricted Substance Management Standard (the "Restricted Substances Standard"), and it is Federal-Mogul’s expectation that its suppliers will adopt policies and procedures with respect to conflict minerals.

Because it is not practicable to conduct a survey of all Federal-Mogul suppliers, the Company has developed a risk-based approach to due diligence that focuses on products believed to contain 3TG based on specifications and other documentation (the “product-centric approach”), as well as suppliers thought to potentially provide Federal-Mogul with components and materials incorporating 3TG due to the nature of such components or materials (the “supplier-centric approach”). The Company believes this is a reasonable approach because the combined product-centric and supplier-centric approaches offer a unique level of corroboration in information received from suppliers as compared to information Federal-Mogul maintains on-hand, while also focusing on relevant suppliers.

Conflict Minerals Policy

The Company has adopted a conflict minerals policy which is publicly available on its website at http://www.federalmogul.com/en-US/Suppliers/Pages/ConflictMinerals.aspx.

For additional information about Federal-Mogul’s commitment to responsible sourcing and other human rights, see the Company’s Code of Conduct and Basic Working Conditions for Suppliers policy at http://www.federalmogul.com/en-US/Suppliers/Pages/Purchasing-Policies.aspx.

2.	REASONABLE COUNTRY OF ORIGIN INQUIRY

For the period from January 1, 2015 through December 31, 2015, Federal-Mogul conducted a good faith reasonable country of origin inquiry of 3TG that are necessary to the functionality or production of the products that Federal-Mogul manufactured or contracted with others to manufacture during the reporting period. Based on this reasonable country of origin inquiry, Federal-Mogul was unable to conclude that these 3TG did not originate from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (collectively, the “Covered Countries”). Accordingly, Federal-Mogul undertook due diligence measures on the source and chain of custody of the identified necessary 3TG.

3.	DUE DILIGENCE

Design of Due Diligence

Our due diligence measures conform, in all material respects, with the due diligence framework set forth in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for tin, tantalum, and tungsten and for gold.

Due Diligence Measures Performed

Company Management Systems

Federal-Mogul has adopted a conflict minerals policy, which has been communicated to its suppliers and is publicly available on Federal-Mogul’s website.

Federal-Mogul has implemented an internal management structure to manage and oversee Federal-Mogul’s conflict minerals activities, consisting of a dedicated conflict minerals team and executive-level Conflict Minerals Steering Committee.

The Company participated in several industry-wide initiatives in an effort to develop conflict-free supply chains, including: the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI) Conflict-Free Sourcing Initiative (CFSI), the Automotive Industry Action Group’s (AIAG) Conflict Minerals Work Group, and the National Association of Manufacturers’ (NAM) Conflict Minerals Task Force. Controls included an integrity policy that outlines the expected behaviors of Federal-Mogul’s employees, the Code of Conduct and Basic Working Conditions for Suppliers policy that provides expected business practices for suppliers, and the disclosure requirements with respect to conflict minerals in Federal-Mogul’s Restricted Substances Standard.

In addition, the Company has established formal requirements for suppliers related to the use and reporting of 3TG, including the implementation of a supplier conflict minerals solicitation process. Suppliers are required to complete the EICC-GeSI Conflict Minerals Reporting Template (the “CMRT”).

Finally, the Company established grievance mechanisms whereby employees, suppliers and other interested parties can report concerns or violations of Federal-Mogul’s policies. Such concerns or violations can be made via the Federal-Mogul helpline (which is described at http://www.federalmogul.com/en-US/Company/Pages/Integrity-Policy.aspx) or through a specific conflict minerals related e-mail address at conflictminerals@federalmogul.com.

Identify and Assess Risks in our Supply Chain

As a downstream user of 3TG, Federal-Mogul is many layers removed from the mine or location from which the 3TG originated and the smelters and refiners which processed the 3TG. The Company solicited relevant suppliers using due diligence tools created by the EICC-GeSI, including the CMRT. Our solicitation letter included an explanation of the 3TG and the related legal regulations, a request for suppliers to comply with the regulations and respond to us, and our contact information to direct any questions. Additional solicitations and follow-ups were sent to suppliers that did not respond or provide sufficient information. During the 2015 reporting period, Federal-Mogul solicited approximately 2,700 suppliers.

In addition to comparing the results of the above described supplier-centric approach with our internal product-centric approach records, the Company further verified the smelter and refiner and country of origin information provided by our suppliers by comparing it to the information contained on the CFSI website. Through this process, for suppliers who provided names of smelters and refiners, the Company confirmed the audit status of those supplier-reported smelters and refiners. For those suppliers who provided country of origin information for the 3TG, Federal-Mogul confirmed the listed countries of origin for each smelter and refiner if that information was available on the CFSI website.

Design and Implement a Strategy to Respond to Identified Risks

Federal-Mogul has implemented a risk management plan which includes: requiring suppliers to respond to the CMRT; reviewing and verifying responses from suppliers and following-up on any discrepancies; assigning levels of risk to suppliers based on the results of Federal-Mogul’s product-centric and supplier-centric due diligence approaches; and reviewing any identified smelters against the CFSI smelters list to determine audit status. In addition, Federal-Mogul has developed a conflict minerals policy as referenced above and requires compliance with the conflict minerals due diligence process through its Supplier Requirements Manual (the "Manual") and Restricted Substances Standard. Both

the Manual and the Restricted Substances Standard are used to communicate expectations to our suppliers, including expectations relating to the use and sourcing of the 3TG. In particular, the Manual and the Restricted Substances Standard require our suppliers to perform due diligence into their respective supply chains to determine whether products sold to Federal-Mogul contain 3TG, and whether, and to what extent, the 3TG are sourced from DRC conflict-free smelters and refiners, and to report to Federal-Mogul the results of this due diligence. The Manual and the Restricted Substances Standard are available on our website at: http://www.federalmogul.com/en-US/Suppliers/Pages/Purchasing-Policies.aspx.

Federal-Mogul monitors the information received from suppliers in response to our solicitations, and regularly shares summaries of this information with its Conflict Minerals Steering Committee. Federal-Mogul is a member of CFSI and uses data from CFSI to confirm the validation status of supplier-reported smelters and refiners, as well as reported country of origin information related to the 3TG sourced from such smelters or refiners, if available.

Support the Development and Implementation of Independent Third-Party Audits of Smelter and Refiner Sourcing

As a downstream user of 3TG, Federal-Mogul and its direct supply chain are layers removed from the mine or location from which the 3TG originated and the smelters and refiners that process the 3TG. Through our membership and participation in the CFSI, we collaborate at a cross-industry level, and we continue to support the development and implementation of due diligence practices and tools such as the CMRT.

Report on Supply Chain Due Diligence

Federal-Mogul publicly communicates its conflict minerals policy, due diligence activities and related supplier expectations on its website and in its Form SD and Conflict Minerals Report available at: http://investor.federalmogul.com/.

The Company also completed the CMRT for each of its requesting customers for the 2015 reporting period. Federal-Mogul supports it customers’ reporting obligations under the Act and the Rule.

4.	RESULTS OF REVIEW

For products manufactured during the reporting period of January 1, 2015 through December 31, 2015, after completing review of its products under Federal-Mogul's product-centric approach, Federal-Mogul solicited approximately 2,700 suppliers to gather detailed information regarding the existence of the 3TG in products sold to us, as well as the origin and chain of custody of the 3TG, using the CMRT. Of the 2,700 suppliers solicited under the Company's supplier-centric approach, 2,697 responded with a fully completed CMRT and 3 failed to respond. Based on completed information provided by our suppliers, Federal-Mogul believes the smelters and refiners that may have been used to produce 3TG in Federal-Mogul’s products include those listed on Attachment I. Based on completed information provided by our suppliers and information available from the CFSI, Federal-Mogul believes that the countries of origin of 3TG processed by these smelters and refiners include the 37 countries listed on Attachment II.

5.	STEPS TAKEN TO MITIGATE RISK

Federal-Mogul intends to continue to evaluate its due diligence program, and, in particular, intends to annually review the criteria used to select suppliers for solicitation. We intend to continue to engage with our suppliers to identify the 3TG used within our supply chain, as well as the origin and chain of custody of those 3TG. We intend to continue to engage with third party programs such as the CFSI, and we intend to continue to contact smelters and refiners identified in our supply chain survey process that have not yet received a "conflict free" designation and request their participation in the Conflict-Free Smelter Program or other independent third party audit program in order for them to obtain a " conflict free" designation. Finally, to the extent any Federal-Mogul supplier is found to be using not-yet-validated smelters and refiners within its supply chain, Federal-Mogul intends to engage that supplier and re-communicate our requirement for suppliers to commit to be DRC conflict-free, including working with the concerned supplier to correct the situation; requesting the supplier to develop a corrective action plan to bring its operations into compliance so that supply to Federal-Mogul can continue; and, if a supplier fails to implement a corrective action plan, moving to terminate the business relationship.

Forward-Looking Statements
Certain statements contained or incorporated in this Specialized Disclosure Report on Form SD which are not statements of historical fact constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).
Forward-looking statements give current expectations or forecasts of future events. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek” and other words and terms of similar meaning in connection with discussions of future operating or financial performance signify forward-looking statements. The Company also, from time to time, may provide oral or written forward-looking statements in other materials released to the public. Such statements are made in good faith by the Company pursuant to the “Safe Harbor” provisions of the Reform Act.
Any or all forward-looking statements included in this report or in any other public statements may ultimately be incorrect. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, experience or achievements of the Company to differ materially from any future results, performance, experience or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016 and the Company's Amended Annual Report on Form 10-K/A for the year ended December 31, 2015 filed on March 30, 2016, as well as the risks and uncertainties discussed elsewhere in the Annual Report and subsequent reports to the SEC on Forms 10-Q and 8-K and those discussed in this report. Other factors besides those listed could also materially affect the Company’s business.

* * * * *

Attachment I
to the Conflict Minerals Report of
Federal-Mogul Holdings Corporation

SMELTER OR REFINER FACILITIES AS IDENTIFIED BY SUPPLIER CMRT RESPONSES

Mineral	Smelter or Refiner	Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd.	KOREA
Gold	DaeryongENC	KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Faggi Enrico S.p.A.	ITALY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hanzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Mineral	Smelter or Refiner	Country
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangsu-Suda Special Chemical Regent Co., Ltd.	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA
Gold	Korea Zinc Co. Ltd.	KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Refineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Mineral	Smelter or Refiner	Country
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA
Gold	SAMWON METALS Corp.	KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd.	CHINA
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Mines Co. Ltd.	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Bus Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corp.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA

Mineral	Smelter or Refiner	Country
Gold	Zijin Mining Group Co. Ltd.	CHINA
Tantalum	ATI Tungsten Materials	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Tungsten & Powders Corp	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili Branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Hunan Chenzhou Mining Group Co	CHINA
Tantalum	Japan New Metals Co Ltd	JAPAN
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA

Mineral	Smelter or Refiner	Country
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Tejing (Vietnam) Tungsten Co Ltd.	VIETNAM
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Wolfram Bergbau und Hütten AG	AUSTRIA
Tantalum	Xiamen Tungsten Co Ltd	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	Best Metais	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cohen Alloys Ltd	UNKNOWN*
Tin	Cooper Santa	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dae Kil Metal Co., Ltd.	KOREA
Tin	Darley Dale Smelter	UNKNOWN*
Tin	Dowa	JAPAN
Tin	Electroloy Metal Pte	CHINA
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd.	CHINA
Tin	Jau Janq Enterprise Co. Ltd.	TAIWAN
Tin	Jiangxi Nanshan	CHINA

Mineral	Smelter or Refiner	Country
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Co.	VIETNAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA

Mineral	Smelter or Refiner	Country
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	S. Izaguirre	SPAIN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	UNKNOWN*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	AB Ferrolegeringar/Minpro	UNKNOWN*
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Crucible Specialty Metals	UNITED STATES
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Geju Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chuangda Vanadium & Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA

Mineral	Smelter or Refiner	Country
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	KPK Transmet LLC	UNKNOWN*
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co. Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren	UNKNOWN*
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co. Ltd.	VIETNAM
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd.	CHINA
Tungsten	Zigong Tungsten and Molybdenum Advanced Materials Co., Ltd.	CHINA
_________
* The Company believes that the few “unknown” smelters or refiners are likely typos or incomplete/incorrect names and the Company continues to request follow-up information from its suppliers to complete its due diligence on such smelters or refiners.

Attachment II
to the Conflict Minerals Report of
Federal-Mogul Holdings Corporation

COUNTRIES OF ORIGIN OF MINERALS
REPORTED BY SUPPLIER CMRT SMELTERS AND REFINERS

Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Estonia, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Malaysia, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United States, Uzbekistan, Vietnam